Exhibit 99.3

CONSENTS TO BEING NAMED IN REGISTRATION STATEMENT

Each of the undersigned persons consents to being named as a prospective director and officer of Source Energy Corporation in the Registration Statement on Form S-4 of Source Energy pertaining to the acquisition of assets of Energytec, Inc., a Nevada corporation, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

/s/ Frank W Cole Frank W Cole, Prospective Officer and Director	Date: December 14, 2004

/s/ Ben T. Benedum Ben T. Benedum, Prospective Director	Date: December 14, 2004

/s/ Raymond Bradley Raymond Bradley, Prospective Director	Date: December 14, 2004

/s/ B. Charles Spradlin B. Charles Spradlin, Prospective Director	Date: December 14, 2004

/s/ Massoud Metghaichi Massoud Metghaichi, Prospective Director	Date: December 14, 2004

/s/ Edward W. Austin Edward W. Austin, Prospective Officer	Date: December 14, 2004

/s/ Jo Jackson Jo Jackson, Prospective Officer	Date: December 14, 2004

Each of the undersigned persons consents to being named as a prospective director and officer of Energytec, Inc., in the Registration Statement on Form S-4 of Source Energy Corporation pertaining to the acquisition of assets of Energytec, Inc., a Nevada corporation, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

/s/ Eric A. Brewster Eric A. Brewster, Prospective Officer and Director	Date: December 14, 2004

/s/ Brooks Freeman Brooks Freeman, Prospective Director	Date: December 14, 2004

/s/ Wayne Hardin Wayne Hardin, Prospective Director	Date: December 14, 2004

/s/ Don. L. Lambert Don L. Lambert, Prospective Officer	Date: December 14, 2004

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